Exhibit 1.1

MARATHON OIL CORPORATION

DEBT SECURITIES

Underwriting Agreement

March 26, 2024

To the Representatives named in

Schedule I hereto of the Underwriters

Named in Schedule II hereto

Ladies and Gentlemen:

Marathon Oil Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in Schedule I hereto (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a prospectus (the “Base Prospectus”) relating to certain debt securities to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended to the date of this underwriting agreement (this “Agreement”), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (the “Rule 430 Information”), is hereinafter referred to as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Base Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. References herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act that were filed on or before the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be. The terms “supplement”, “amendment”, and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) after the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

At or prior to the time when sales of the Securities will be first made (the “Time of Sale”), the Company has prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 26, 2024 (including the documents incorporated by reference therein as of the Time of Sale), and the information identified in Schedule IIIA hereto.

The Company hereby agrees with the Underwriters as follows:

1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto at the purchase price set forth in Schedule I hereto.

2. (a) The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Time of Sale Information and the Prospectus.

(b) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity as principal in an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency, fiduciary or similar relationship.

3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than noon on the Business Day (as defined below) prior to the Closing Date (as defined below), on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the seventh Business Day thereafter, as you and the Company may agree in writing). As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the “Closing Date”.

Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Securities of one or more global notes (each, a “Global Note”) representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. Each Global Note will be made available for inspection by the Representatives at such place as the Representatives and the Company shall agree not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

4. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Date, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 8(a) hereof. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(b) The Time of Sale Information at the Time of Sale and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 8(a) hereof.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) (an “Issuer Free Writing Prospectus”) other than (i) the documents listed on Schedule III hereto and (ii) any electronic road show or other written communications including the investor presentation listed in Annex A hereto (the “investor presentation”), in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Time of Sale and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 8(a) hereof. Each Issuer Free Writing Prospectus (including the final term sheet prepared and filed pursuant to Section 5(a) hereto) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 8(a) hereof. The Fixed Income Presentation, dated March 25, 2024 (the “Fixed Income Presentation”) when taken together with the Time of Sale Information, did not, and at the Time of Sale and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The documents (the “Incorporated Documents”) incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act.

(e) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(f) Each subsidiary of the Company which is a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X (a “Significant Subsidiary”) (i) has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, (ii) has the corporate, limited liability company, limited partnership or partnership power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Information and the Prospectus.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and is duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effects of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing; the Securities and the Indenture will conform to the descriptions thereof in the Time of Sale Information and the Prospectus.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company or any agreement, (iii) any indenture or other instrument binding upon the Company or any of its subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, except, with respect to clauses (i), (iii) and (iv) only for contraventions which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k) Neither the Company nor any of its Significant Subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which would have such an effect. Except as described in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(m) There are no legal or governmental investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) To the best of the Company’s knowledge, PricewaterhouseCoopers LLP, which has certified the financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations adopted by the Public Company Accounting Oversight Board.

(o) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(q) Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries (A) have complied with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (with respect to exposure to hazardous or toxic substances) or the environment, including with respect to releases of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (B) are not subject to any claims or orders, and, to the knowledge of the Company, have no other liabilities or costs, relating to Environmental Laws, except where such noncompliance with Environmental Laws or claims, orders, liabilities and costs would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) the Company and its subsidiaries are not parties to any governmental proceeding pursuant to Environmental Laws other than those for which they reasonably expect any monetary sanctions will be less than $300,000.

(r) The Company and its subsidiaries possess and have complied with all licenses, sublicenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess, comply or make the same could not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and except as described in each of the Registration Statement, the Time of Sale

Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or renewal would not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(s) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, affiliate, agent or representative of the Company or of any of its subsidiaries (in each case, in his or her capacity as such), has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation, in any material respect, of any applicable anti-corruption laws; to the knowledge of the Company, the Company and its subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws; and neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(t) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) (i) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council, the European Union, the United Kingdom (including His Majesty’s Treasury), or other relevant sanctions authority with jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”), nor

(B) to the extent such is prohibited by Sanctions, located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Venezuelan State-owned entities, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the Crimea region of Ukraine and other Covered Regions (as defined in the Executive Order 14065) of Ukraine identified pursuant to the Executive Order 14065).

(ii) The Company will not, directly or indirectly, use any of the proceeds of the offering, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, to the Company’s knowledge, the subject of Sanctions in violation of such Sanctions.

(v) The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company and its subsidiaries, there have been no material breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability, nor any incidents under internal review or investigations relating to the same. To the knowledge of the Company and its subsidiaries, the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(w) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

5. The Company covenants and agrees with each of the several Underwriters as follows:

(a) to file the Preliminary Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act as required by Rule 424(b); to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) and 430B under the Securities Act; to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date; and to file any Issuer Free Writing Prospectus (including the final term sheet in the form of Schedule IV hereto) to the extent required by Rule 433 under the Securities Act;

(b) to furnish to you, without charge, five conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period mentioned in Section 5(f) or 5(g) below, as many copies of the Time of Sale Information, the Prospectus and each Issuer Free Writing Prospectus (if applicable) and any supplements and amendments thereto or to the Registration Statement as you may reasonably request;

(c) from the date hereof and prior to the Closing Date, to furnish to you a copy of each proposed free writing prospectus, any proposed amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, for your review, and not to use or file any such proposed free writing prospectus (as defined below), amendment or supplement to which you reasonably object;

(d) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(e) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

(f) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the

Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Time of Sale Information will comply with law;

(g) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses you have furnished to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law;

(h) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;

(i) to make generally available to the Company’s security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations (including Rule 158) of the Commission thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;

(j) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date (unless a different period is set forth in the Time of Sale Information and the Prospectus, in which case during such period), not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities; provided, however, for the avoidance of doubt, the foregoing restrictions shall not restrict issuances under the Company’s existing commercial paper program;

(k) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”; and

(l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Time of Sale Information, the Prospectus and any preliminary prospectus or Issuer Free Writing Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees and disbursements of counsel for the Underwriters associated therewith), (iv) related to any filing with the Financial Industry Regulatory Authority (“FINRA”) in connection with any review by FINRA of the terms of the sale of the securities pursuant to this Agreement, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky memoranda relating to the offer and sale of the Securities and the furnishing to Underwriters and dealers of copies of the Registration Statement, the Time of Sale Information and the Prospectus, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities and (vii) incurred by the Company in connection with a “road show” presentation to potential investors, including the investor presentation.

6. The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(a) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and Annex A hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

7. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

(a) the representations and warranties of the Company contained herein are true and correct on the date hereof, as of the Time of Sale and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(b) the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review, with possible negative implications, of the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act;

(d) since the respective dates as of which information is given in the Time of Sale Information and the Prospectus there shall not have been any change in the capital stock of the Company or the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;

(e) the Representatives shall have received on and as of the Closing Date a certificate of an officer of the Company reasonably satisfactory to you with respect to the matters set forth in Sections 7(a), 7(b) and 7(c) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus;

(f) the Underwriters shall have received on the Closing Date a written opinion and a negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, each addressed to the Representatives and dated as of such Closing Date, in form and substance reasonably satisfactory to the Underwriters;

(g) the Underwriters shall have received on the Closing Date an opinion of Kimberly O. Warnica, Esq., Executive Vice President, General Counsel and Secretary for the Company, addressed to the Representatives and dated as of such Closing Date, in form and substance reasonably satisfactory to the Underwriters;

The opinions of Kirkland & Ellis LLP and Kimberly O. Warnica, Esq. referred to in paragraphs 7(f) and 7(g) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h) on the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to you letters dated such dates, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to such Closing Date;

(i) you shall have received on and as of the Closing Date an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel to the Underwriters, each addressed to the Representatives and dated as of such Closing Date, in form and substance reasonably satisfactory to you; and

(j) on the date of this Agreement and on the Closing Date, each of Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., reserve engineers for the Company, shall have furnished to you letters dated such dates, in form and substance reasonably satisfactory to you, (a) containing statements and information of the type customarily included in reserve engineers’ “comfort letters” stating the conclusions and findings of such firm with respect to certain of the oil and natural gas reserves of the Company and certain other related information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and (b) stating that such firm is, as of the date thereof, an independent reserve engineer with respect to the Company.

8. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 of the Securities Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Fixed Income Presentation or the Time of Sale Information (or any part thereof), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is caused by an untrue statement or alleged untrue statement in or omission or alleged omission from any such document in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in the immediately succeeding paragraph of this Section 8(a).

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information (or any part thereof), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information (or any part thereof), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or the Time of Sale Information are the statements set forth in the second sentence of the fourth paragraph, the second sentence of the fifth paragraph and the seventh paragraph, each in the section titled “Underwriting” in the Preliminary Prospectus dated March 26, 2024.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such directors, officers and control persons of Underwriters shall be designated in writing by the first of the named Representatives on Schedule I hereto and any such separate firm for the Company, its directors, officers and control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule II hereto, and not joint.

The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the Time of Sale and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange; (ii) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred (a) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis or (b) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction that, in the judgment of the Representatives, is material and adverse and makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

10. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements reasonably satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities.

12. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. Any action by the Underwriters hereunder may be taken by you jointly on behalf of the Underwriters, and any such action taken by you jointly shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the addresses set forth in Schedule I hereto. Notices to the Company shall be given to it at Marathon Oil Corporation, 990 Town and Country Boulevard, Houston, Texas 77024-2217; Attention: General Counsel.

14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Any electronic signature hereof shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

15. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

17. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Representatives, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of any Underwriter or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 17:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule (or any such successor webpage); and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a particular Underwriter.

18. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

MARATHON OIL CORPORATION

By	: /s/ Dane E. Whitehead
	Name:	Dane E. Whitehead
	Title:	Executive Vice President and Chief
Financial Officer

Accepted as of the date first written above.

Acting severally on behalf of themselves and the several Underwriters listed in Schedule II hereto.

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

Morgan Stanley & Co. LLC

By:	/s/ Andrew Hill
	Name:	Andrew Hill
	Title:	Executive Director

Mizuho Securities USA LLC

By:	/s/ W. Scott Trachsel
	Name:	W. Scott Trachsel
	Title:	Managing Director

MUFG Securities Americas Inc.

By:	/s/ Richard Testa
	Name:	Richard Testa
	Title:	Managing Director

SMBC Nikko Securities America, Inc.

By:	/s/ Thomas Bausano
	Name:	Thomas Bausano
	Title:	Managing Director

SCHEDULE I

Representatives:	J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc.

Underwriting Agreement dated:	March 26, 2024

Registration Statement No.:	333-269135

Title of Securities:	5.300% Senior Notes due 2029 (the “2029 Notes”) 5.700% Senior Notes due 2034 (the “2034 Notes”)

Aggregate Principal Amount:	$600,000,000 for the 2029 Notes $600,000,000 for the 2034 Notes

Purchase Price:

99.213% of the principal amount of the 2029 Notes, plus accrued interest, if any, from March 28, 2024 to the Closing Date

99.319% of the principal amount of the 2034 Notes, plus accrued interest, if any, from March 28, 2024 to the Closing Date

Price to Public:

99.813% of the principal amount of the 2029 Notes, plus accrued interest, if any, from March 28, 2024 to the Closing Date

99.969% of the principal amount of the 2034 Notes, plus accrued interest, if any, from March 28, 2024 to the Closing Date

Indenture:	Indenture dated as of February 26, 2002 between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to JPMorgan Chase Bank, as Trustee

Maturity:	April 1, 2029 for the 2029 Notes April 1, 2034 for the 2034 Notes

Interest Rate:	5.300% for the 2029 Notes 5.700% for the 2034 Notes

Interest Payment Dates:	April 1 and October 1, commencing October 1, 2024 for the 2029 Notes April 1 and October 1, commencing October 1, 2024 for the 2034 Notes

Closing Date and Time of Delivery:	March 28, 2024 at 10:00 a.m., New York City time

Closing Location:	Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019

Address for Notices to Underwriters:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Investment Grade Syndicate Desk—3rd Floor

Facsimile: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: Debt Capital Markets

Facsimile: (212) 205-7812

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Attention: Capital Markets Group

Facsimile: (646) 434-3455

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, NY 10172

Attention: Debt Capital Markets

Email: prospectus@smbcnikko-si.com

SCHEDULE II

Principal Amount

of Securities Purchased

Underwriter	2029 Notes	2034 Notes
Morgan Stanley & Co. LLC	$90,000,000	$90,000,000
J.P. Morgan Securities LLC	$88,500,000	$88,500,000
Mizuho Securities USA LLC	$45,000,000	$45,000,000
MUFG Securities Americas Inc.	$45,000,000	$45,000,000
SMBC Nikko Securities America, Inc.	$45,000,000	$45,000,000
Goldman Sachs & Co. LLC	$36,000,000	$36,000,000
RBC Capital Markets, LLC	$36,000,000	$36,000,000
Scotia Capital (USA) Inc.	$36,000,000	$36,000,000
TD Securities (USA) LLC	$36,000,000	$36,000,000
CIBC World Markets Corp.	$18,000,000	$18,000,000
Citigroup Global Markets Inc.	$18,000,000	$18,000,000
PNC Capital Markets LLC	$18,000,000	$18,000,000
Truist Securities, Inc.	$18,000,000	$18,000,000
U.S. Bancorp Investments, Inc.	$18,000,000	$18,000,000
Wells Fargo Securities, LLC	$18,000,000	$18,000,000
Barclays Capital Inc.	$8,625,000	$8,625,000
Fifth Third Securities, Inc.	$8,625,000	$8,625,000
Standard Chartered Bank	$8,625,000	$8,625,000
BNY Mellon Capital Markets, LLC	$8,625,000	$8,625,000

Total	$600,000,000	$600,000,000

SCHEDULE III

A. Issuer Free Writing Prospectuses Included in Time of Sale Information

The Pricing Term Sheet, substantially in the form of Schedule IV to the Underwriting Agreement.

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration No. 333-269135

Marathon Oil Corporation

$600,000,000 5.300% Senior Notes due 2029

$600,000,000 5.700% Senior Notes due 2034

Pricing Term Sheet

March 26, 2024

This supplement (this “Pricing Term Sheet”) is qualified in its entirety by reference to the preliminary prospectus supplement dated March 26, 2024 (the “Preliminary Prospectus Supplement”) supplementing the base prospectus dated January 5, 2023 (the “Base Prospectus”) included in the registration statement (File No. 333-269135) filed with the Securities and Exchange Commission (the “SEC”). The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement and Base Prospectus to the extent inconsistent with the information contained therein. Terms used but not defined in the Pricing Term Sheet will have the meanings assigned in the Preliminary Prospectus Supplement.

Issuer:	Marathon Oil Corporation

Security:	5.300% Senior Notes due 2029 (the “2029 Notes”) 5.700% Senior Notes due 2034 (the “2034 Notes”)

Ratings:(1)	Moody’s: Baa3 S&P: BBB- Fitch: BBB-

Aggregate Principal Amount:	2029 Notes: $600,000,000 2034 Notes: $600,000,000

Maturity:	2029 Notes: April 1, 2029 2034 Notes: April 1, 2034

Coupon:	2029 Notes: 5.300% 2034 Notes: 5.700%

Price to Public:	2029 Notes: 99.813% 2034 Notes: 99.969%

Yield to Maturity:	2029 Notes: 5.343% 2034 Notes: 5.704%

Spread to Benchmark Treasury:	2029 Notes: +112 bps 2034 Notes: +147 bps

Benchmark Treasury:	2029 Notes: 4.250% UST due February 28, 2029 2034 Notes: 4.000% UST due February 15, 2034

Benchmark Treasury Yield:	2029 Notes: 4.223% 2034 Notes: 4.234%

Interest Payment Dates:	2029 Notes: April 1 and October 1, commencing October 1, 2024 2034 Notes: April 1 and October 1, commencing October 1, 2024

Interest Record Dates:	2029 Notes: March 15 and September 15 2034 Notes: March 15 and September 15

Par Call Date:	2029 Notes: March 1, 2029 (the date that is one month prior to the maturity date) 2034 Notes: January 1, 2034 (the date that is three months prior to the maturity date)

Optional Redemption:

Make-Whole Call: At any time prior to the Applicable Par Call Date, at a make-whole redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) the make-whole amount determined as described in the Preliminary Prospectus Supplement, using a discount rate equal to the Treasury Rate plus (i) 20 basis points in the case of the 2029 Notes or (ii) 25 basis points in the case of the 2034 Notes, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

Par Call: At any time on or after the Applicable Par Call Date, at 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date.

Trade Date:	March 26, 2024

Settlement Date:	March 28, 2024, T+2

CUSIP / ISIN:	2029 Notes: 565849 AQ9 / US565849AQ98 2034 Notes: 565849 AR7 / US565849AR71

Denominations:	$1,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

SMBC Nikko Securities America, Inc.

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

Co-Managers:

CIBC World Markets Corp.

Citigroup Global Markets Inc.

PNC Capital Markets LLC

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Barclays Capital Inc.

Fifth Third Securities, Inc.

Standard Chartered Bank

BNY Mellon Capital Markets, LLC

(1) A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The issuer has filed a registration statement (including a base prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus and prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC at 1-866-718-1649, Mizuho Securities USA LLC toll-free at 1-866-271-7403, MUFG Securities Americas Inc. toll-free at 1-877-649-6848 or SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

ANNEX A

Electronic (Netroadshow) investor presentation of the Company made available on March 26, 2024.